Exhibit (j)(1)(iii)

EXECUTION

AMENDMENT TO AMENDMENT

TO

CUSTODIAN SERVICES AGREEMENT

THIS AMENDMENT is made as of April 22, 2024 (the “Effective Date”) to the amendment made as of December 21, 2022 by and among each investment company identified an Exhibit A hereto (each a “Fund”), on behalf of each of its separate series or portfolios identified on Exhibit A hereto, and, in the case of any closed-end investment company or other Fund for which no separate series or portfolio is so identified, the Fund itself (each a “Portfolio”), and The Bank of New York Mellon (the “Custodian”).

WHEREAS, each of the Funds and the Custodian are parties to that certain Custodian Services Agreement dated as of January 1, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) pursuant to which the Funds have appointed the Custodian as the custodian of the cash, securities and other assets of each of its Portfolios;

WHEREAS, the parties amended the Agreement as of December 21, 2022; and

WHEREAS, the parties wish to amend the amendment made as of December 21, 2022 to the Agreement as set forth, herein.

1.	The amendment made as of December 21, 2022, to the Agreement is hereby amended as of the Effective Date by adding the following Fund to Exhibit A.

Franklin Lexington Private Markets Fund

2.	Exhibit A to the amendment made as of December 21, 2022, is hereby deleted and replaced in its entirety with the Exhibit A attached hereto.

3.

Except as hereby amended, the Agreement and the amendment made as of December 21, 2022, shall remain in full force and effect. From and after the Effective Date, any reference to the Agreement or to the amendment made as of December 21, 2022, shall be a reference to the Agreement and the amendment made as of December 21, 2022, as amended hereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

EACH INVESTMENT COMPANY
IDENTIFIED ON EXHIBIT A HERETO

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President and Chief Executive Officer

THE BANK OF NEW YORK MELLON

By:	/s/ Nicole Fouron
Name:	Nicole Fouron
Title:	Managing Director

EXHIBIT A

LIST OF FUNDS AND PORTFOLIOS

Revised as of April 22, 2024

Clarion Partners Real Estate Income Fund Inc.

Franklin Lexington Private Markets Fund

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